                                                                     EXHIBIT 2.1


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE
------------------------------------------------------X
IN RE                                                :
                                                     :        CHAPTER 11
WAXMAN INDUSTRIES, INC.,                             :        CASE NO.  00-3815
                                                     :                ---------
                                                     :
                  DEBTOR IN POSSESSION               :
------------------------------------------------------X

                  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                OF THE BANKRUPTCY CODE OF WAXMAN INDUSTRIES, INC.
                    AND THE UNOFFICIAL BONDHOLDERS' COMMITTEE
                    -----------------------------------------

SCOTT M. ZIMMERMAN                          PAUL S. ARONZON
SHALOM JACOB                                DAVID ZOLKIN
DEBRA KRAMER                                SCOTT GAUTIER
SWIDLER BERLIN SHEREFF                      MILBANK, TWEED, HADLEY
  FRIEDMAN, LLP                               & MCCLOY LLP
405 LEXINGTON AVENUE                        601 SOUTH FIGUEROA STREET - 30TH FL.
NEW YORK, NY 10174                          LOS ANGELES, CA 90017
(212) 973-0111                              (213) 892-4000

RICHARD H. WYRON                            ATTORNEYS FOR THE
SWIDLER BERLIN SHEREFF                      UNOFFICIAL BONDHOLDERS' COMMITTEE
  FRIEDMAN, LLP
3000 K STREET, N.W. , SUITE 300
WASHINGTON, D.C.  20007
(202) 424-7500

ROBERT J. DEHNEY
ERIC SCHWARTZ
MORRIS, NICHOLS, ARSHT & TUNNELL
1201 NORTH MARKET STREET
WILMINGTON, DE 19801
(302) 575-7353

ATTORNEYS FOR WAXMAN INDUSTRIES, INC.

DATED:  AUGUST 31, 2000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I  - DEFINITION OF TERMS AND RULES OF INTERPRETATION.................2
                  1.1      DEFINITION OF TERMS...............................2
                  1.2      RULES OF INTERPRETATION. ........................16

ARTICLE II  - TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
                           AND PRIORITY TAX CLAIMS..........................16
                  2.1      ADMINISTRATIVE EXPENSE CLAIMS....................16
                  2.2      PRIORITY TAX CLAIMS..............................18

ARTICLE III  -  CLASSIFICATION OF CLAIMS AND INTERESTS......................18

ARTICLE IV  - TREATMENT OF CLAIMS AND EQUITY INTERESTS......................19
                  4.1      CLASS 1 - PRIORITY CLAIMS........................19
                  4.2      CLASS 2 - SECURED CLAIMS
                           (EXCEPT FOR DEFERRED COUPON NOTE CLAIMS).........19
                  4.3      CLASS 3 - DEFERRED COUPON NOTE CLAIMS............20
                  4.4      CLASS 4 - UNSECURED CLAIMS.......................22
                  4.5      CLASS 5 - INTERCOMPANY CLAIMS....................22
                  4.6      CLASS 6 - COMMON STOCK...........................22
                  4.7      CLASS 7 - COMMON STOCK...........................23
                  4.8      CLASS 8 - STOCK OPTIONS..........................23

ARTICLE V  - IMPLEMENTATION OF THE PLAN AND SPECIAL
                           RULES GOVERNING TREATMENT OF DEFERRED
                           COUPON NOTE CLAIMS...............................24

ARTICLE VI  - METHOD OF DISTRIBUTIONS UNDER THE PLAN........................26
                  6.1      IN GENERAL.......................................26
                  6.2      DISTRIBUTIONS OF CASH............................27
                  6.3      TIMING OF DISTRIBUTIONS. ........................27
                  6.4      UNCLAIMED DISTRIBUTIONS..........................27
                  6.5      DISTRIBUTIONS MADE ONLY TO RECORD HOLDERS........28

                  6.6      SURRENDER OF EXISTING SECURITIES AND AGREEMENTS..29

ARTICLE VII  - PROCEDURES FOR THE TREATMENT OF DISPUTED CLAIMS..............29
                  7.1      DISALLOWANCE OF IMPROPERLY FILED CLAIMS..........29
                  7.2      PROSECUTION OF OBJECTIONS TO CLAIMS..............30
                  7.3      NO DISTRIBUTIONS PENDING ALLOWANCE. .............30
                  7.4      DISTRIBUTIONS AFTER ALLOWANCE....................30

ARTICLE VIII  - EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................30
                  8.1      ASSUMPTION OR REJECTION OF EXECUTORY
                           CONTRACTS AND UNEXPIRED LEASES...................30
                  8.2      APPROVAL OF ASSUMPTION OR REJECTION OF
                           EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........31
                  8.3      CURE OF DEFAULTS.................................31
                  8.4      BAR DATE FOR FILING PROOFS OF CLAIM RELATING
                           TO ANY REJECTED EXECUTORY CONTRACTS AND
                           UNEXPIRED LEASES.................................31
                  8.5      INSURANCE POLICIES...............................32
                  8.6      INDEMNIFICATION OBLIGATIONS......................32
                  8.7      COMPENSATION AND BENEFIT PROGRAMS. ..............32
                  8.8      RETIREE BENEFITS.................................33

ARTICLE IX  - RELEASES, WAIVERS AND EXCULPATION.............................33
                  9.4      NO LIABILITY FOR SOLICITATION OR PARTICIPATION. .34
                  9.5      BINDING EFFECT OF RELEASES.......................35

ARTICLE X  - GOVERNANCE AND MANAGEMENT OF REORGANIZED WAXMAN................35
                  10.1     GENERAL..........................................35
                  10.2     DIRECTORS AND OFFICERS OF REORGANIZED WAXMAN.....35
                  10.3     EMPLOYEE RETENTION INCENTIVE PLAN................36

ARTICLE XI   - CONDITIONS TO CONFIRMATION AND
                           EFFECTIVENESS OF THE PLAN........................36
                  11.1     CONSUMMATION OF THE PLAN.........................36
                  11.2     CONDITIONS TO THE EFFECTIVE DATE OF THE PLAN.....36
                  11.3     EFFECT OF FAILURE OF CONDITIONS..................37
                  11.4     WAIVER OF CONDITIONS.............................38

ARTICLE XII  - EFFECT OF CONFIRMATION OF PLAN...............................38
                  12.1     TERM OF BANKRUPTCY INJUNCTION OR STAYS...........38
                  12.2     REVESTING OF ASSETS..............................38
                  12.3     DISCHARGE OF DEBTOR..............................38
                  12.4     PERMANENT INJUNCTION.............................39

                  12.5     SETOFFS..........................................39

                  12.6     SECTION 346 INJUNCTION...........................39
                  12.7     COMPLIANCE WITH TAX REQUIREMENTS.................40
                  12.8     DISCHARGE OF INDENTURE TRUSTEE...................40

ARTICLE XIII  - RETENTION OF JURISDICTION...................................40

ARTICLE XIV   - MISCELLANEOUS PROVISIONS....................................40
                  14.1     NON-IMPAIRMENT OF NON-WAXMAN CLAIMS..............41
                  14.2     EXEMPTION FROM TRANSFER TAXES....................42
                  14.3     EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS..43
                  14.4     TERMINATION OF CREDITORS' COMMITTEE AND
                           BONDHOLDERS' COMMITTEE...........................42
                  14.5     AMENDMENT OR MODIFICATION OF THE PLAN............42
                  14.6     REVOCATION OR WITHDRAWAL OF THE PLAN. ...........42
                  14.7     BINDING EFFECT...................................43
                  14.8     NO ADMISSION.....................................43
                  14.9     NOTICES..........................................43
                  14.10    GOVERNING LAW....................................45
                  14.11    PLAN SUPPLEMENT..................................45
                  14.12    HEADINGS.........................................45
                  14.13    EXHIBITS AND SCHEDULES...........................45

                         INDEX OF EXHIBITS AND SCHEDULE



EXHIBITS
--------

Exhibit A..................Recapitalization Agreement dated December 8, 1999
                           (including exhibits);(1) Amendment, Consent and Waiver Agreement dated July 9, 2000.(2)

Exhibit B..................Waxman Industries, Inc. Employee Retention Incentive
                           Plan (3)

SCHEDULE
--------

Schedule 8.1...............Executory Contracts and Unexpired Leases to be
                           Rejected


--------
         (1) Exhibit 10.1 to the Company's Form 8-K filed December 14, 1999, File No. 001-10273, incorporated herein by reference.
         (2) Exhibit 10.5 to the Company's Form 8-K filed July 17, 2000, File No. 0-5888, incorporated herein by reference.
         (3) Omitted exhibit to be furnished to the Securities and Exchange Commission upon request.

                  JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                OF THE BANKRUPTCY CODE OF WAXMAN INDUSTRIES, INC.
                    AND THE UNOFFICIAL BONDHOLDERS' COMMITTEE
                    -----------------------------------------
         Waxman Industries, Inc. and the Unofficial Bondholders' Committee hereby propose the following joint plan of reorganization under Section 1121(a) of Title 11 of the United States Code:


ARTICLE I  - DEFINITION OF TERMS AND RULES OF INTERPRETATION

         1.1      DEFINITION OF TERMS.
                  -------------------

Administrative Expense
Claim means any right to payment constituting a cost or an expense of administration of the Chapter 11 Case under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (i) any actual and necessary costs and expenses of preserving the estate of the Debtor In Possession, of administering the Chapter 11 Case as authorized and approved by a Final Order, or of operating the business of the Debtor In Possession, (ii) any indebtedness or obligations incurred or assumed by the Debtor In Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, (iii) all compensation and reimbursement of expenses to the extent allowed and/or authorized by Final Order under Sections 330, 331 or 503(b) of the Bankruptcy Code, and (iv) any fees or charges assessed against the estate of the Debtor In Possession under Section 1930 of Chapter 123 of Title 28 of the United States Code.

Allowed                             means:
Claim
                                    (a) with respect to an Administrative
                                    Expense Claim, an Administrative Expense
                                    Claim, or any portion thereof, that (i) is allowed by a Final Order or that is deemed allowed pursuant to Sections 102 and 503(b) of the Bankruptcy Code or (ii) is a Claim incurred by the Debtor In Possession in the ordinary course of its business AND that (A) has been expressly acknowledged by the Debtor In Possession as due and owing pursuant to a written agreement executed by the Debtor In Possession after the Petition
                                    Date, or (B) for which (and to the extent that) the Debtor In Possession has tendered or delivered payment by check, money order, or wire transfer, or otherwise;

                                    (b) with respect to a Claim (other than an Administrative Expense Claim), a Claim arising prior to the Petition Date, or any portion thereof (i) that has been expressly acknowledged by the Debtor In Possession as due and owing pursuant to a written agreement executed by the Debtor In Possession after the Petition Date (ii) that has been allowed by a Final Order (iii) for which a Bar Date has been established and a proof of Claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Rules or any Final Order of the Bankruptcy Court, and as to which either (A) no objection thereto, or application to estimate, equitably subordinate or otherwise limit recovery, has been filed within the periods of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, the Plan, or any Final Order, or (B) any objection to its allowance or application to estimate, equitably subordinate or otherwise limit recovery has been settled, withdrawn, or has been denied by a Final Order, (iv) that is expressly allowed in the Plan, (v) from the recovery of property under Section 550 or 553 of the Bankruptcy Code and allowed in accordance with Section 502(h) of the Bankruptcy Code or (vi) that has been listed in the Schedules (which have not been amended) and (A) is not disputed, contingent or unliquidated, and (B) for which a proof of Claim has not been filed; and

                                    (c) with respect to an Equity Interest, an Equity Interest, or any portion thereof, (i) that has been allowed by a Final Order, (ii) for which a Bar Date has been established and a proof of Equity Interest has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Rules or any Final Order of the Bankruptcy Court, and as to which either (A) no objection has been filed within the periods of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, the Plan, or any Final Order, or (B) any objection to its allowance has been settled, withdrawn, or has been denied by a Final Order, (iii) that is expressly allowed in the Plan, or (iv) that has been listed in the Schedules (which have not been amended) and (A) is not listed as disputed, contingent or unliquidated, and (B) is not an Equity Interest as to which a proof of Equity Interest has been filed.

Asset Sale                          means any sale of all or a substantial part
                                    of the assets of Waxman and/or any of the Subsidiaries, provided, however, that any sale, liquidation or transfer of any inventory or receivables in the ordinary course of such entity's business or of any obsolete or unused equipment or inventory, shall not constitute an Asset Sale and provided further that (i) any stock or other equity-based consideration sold, granted or issued by Waxman and/or any of the Subsidiaries in connection with any acquisition, (ii) the issuance or grant by Waxman and/or any of the Subsidiaries, or the exercise by any holder of any Stock Options or other equity based awards, and/or (iii) any compensation programs involving the grant, sale or transfer of stock, Stock Options or other equity-based awards by Waxman and/or any of the Subsidiaries (including the Employee
                                    Retention Incentive Plan), shall not
                                    constitute an Asset Sale.

Asset Sale Proceeds                 means the net proceeds of any Asset Sale
                                    received by Waxman and/or any Subsidiary, after deducting all of the costs, fees, expenses and commissions of, or related to, the Asset Sale including (x) provisions for taxes payable within one year as a result of such Asset Sale, (y) payments made to retire indebtedness secured by the assets subject to such Asset Sale and (z) appropriate amounts to be provided by such Subsidiary, as the case may be, as a reserve required, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, and such liabilities under any indemnification obligations associated with such Asset Sale.

Avoidance Action                    means all rights, remedies, claims or causes
                                    of action against all Persons, whether at law or at equity, of or on behalf of the Debtor In Possession and/or the Bankruptcy
                                    Estate (and/or any Person acting on their behalf) arising under Sections 544, 545, 546, 547, 548, 549, 550, 553 or 558 of the
                                    Bankruptcy Code, or any other similar state or federal law.

Bankruptcy Code                     means Title 11 of the United States
                                    Code, as amended from time to time, as
                                    applicable to the Chapter 11 Case.

Bankruptcy Court                    means the United States District Court
                                    for the District of Delaware having
                                    jurisdiction over the Chapter 11 Case and, to the extent of any reference under 28
                                    U.S.C ss.157, the unit of such District
                                    Court under 28 U.S.C. ss.151.

Bankruptcy Estate                   means the estate of the Debtor In
                                    Possession created in the Chapter 11 Case pursuant to Section 541 of the Bankruptcy
                                    Code.

Bankruptcy Professional             means any Person (a) employed pursuant to an
                                    order of the Bankruptcy Court in accordance with Section 327 or 1103 of the Bankruptcy
                                    Code and to be compensated for services
                                    pursuant to Sections 327, 328, 329, 330
                                    and/or 331 of the Bankruptcy Code, or

                                    (b) who wishes to apply to the Bankruptcy
                                    Court for compensation and reimbursement of expenses pursuant to Section 503(b) of the Bankruptcy Code.

Bankruptcy Rules                    means the Federal Rules of Bankruptcy
                                    Procedure, as amended from time to time, promulgated by the United States Supreme
                                    Court under Section 2075 of Title 28 of the
                                    United States Code, and any applicable local rules of the Bankruptcy Court.

Bar Date means the date fixed by order of the Bankruptcy Court by which Persons asserting a Claim against the Debtor must file a proof of Claim or be forever barred from asserting such Claim against the Debtor or its property and from voting on the Plan and/or sharing in distributions hereunder.

Barnett                             means Barnett Inc., a Delaware corporation.

Barnett Common Stock means the 7,186,530 shares of outstanding common stock of Barnett, $.01 par value per share, currently owned by Waxman USA, less any shares sold to fund the September 1, 2000 interest payment on the Senior Notes in accordance with the Voting Trust Agreement.

Barnett Stock Proceeds              means the aggregate amount of the proceeds
                                    of the Barnett Stock Sale (including the difference, if any, between the Merger
                                    Consideration and the net proceeds per share received by Waxman USA for shares sold to fund the September 1, 2000 interest payment on the Senior Notes pursuant to the Voting
                                    Trust Agreement) received by Waxman USA less payment of the following: (i) the Barnett
                                    Stock Sale Taxes; (ii) $10.05 million
                                    payable to Congress on account of amounts due under the Congress Credit Facility;
                                    (iii) such amount as is necessary to satisfy all of the Senior Note Indebtedness; and
                                    (iv) the amount of the accrued interest due and payable on June 1, 2000 under the Indenture on the Deferred Coupon Notes.

Barnett Stock Purchaser             means Wilmar Industries, Inc., a New
                                    Jersey corporation and BW Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Wilmar, or any other purchaser or purchasers which have agreed to purchase all of the outstanding shares of the Barnett
                                    Common Stock pursuant to the Merger Purchase
                                    Agreement or any other similar agreement.

Barnett Stock Sale                  means the purchase by the Barnett Stock
                                    Purchaser of the Barnett Common Stock.

Barnett Stock Sale Taxes            shall have the same meaning as the
                                    term "Taxes," which is defined in Section
                                    I.C of the Term Sheet.

Board of Directors                  means the board of directors of
                                    Reorganized Waxman after the Effective Date.

Bondholders'
Committee                           means the unofficial committee formed and
                                    existing prior to the Petition Date
                                    comprised of the Consenting Bondholders.

Business Day means any day other than a Saturday, Sunday or legal holiday, as such term is defined in Bankruptcy Rule 9006.

By-Laws means the By-Laws of Reorganized Waxman, as amended from time to time.

Cash means any legal tender of the United States of America and equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks).

Causes of Action                    means, without limitation, any and all
                                    rights, remedies, claims, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, Claims and demands whatsoever, whether known or unknown, in law, equity, or otherwise which may be brought by or on behalf of the Debtor In Possession and/or the Bankruptcy
                                    Estate arising under any provision of the Bankruptcy Code or other applicable law, including, but not limited to, any Avoidance
                                    Action.

Certificate
of Incorporation                    means the Certificate of Incorporation of
                                    Reorganized Waxman, as amended from time to time.

Chapter 11 Case                     means the Debtor's case under Chapter 11 of
                                    the Bankruptcy Code administered in the
                                    Bankruptcy Court.

Claim means a claim against a Person or its property as defined in Section 101(5) of the Bankruptcy Code, including without limitation, (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Class means a category of Person or Persons holding Claims or Equity Interests as set forth in Article III of the Plan.
Class B Common
Stock means the authorized Class B common stock, par value $.01 per share, issued by Waxman.

Collateral                          means any property or interest in property
                                    of the Bankruptcy Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance, setoff or subordination under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

Common Stock                        means the authorized common stock, par value
                                    $.01 per share, issued by Waxman.

Confirmation Date                   means the date on which the Confirmation
                                    Order is entered by the Bankruptcy Court.

Confirmation Hearing                means the hearing held by the Bankruptcy
                                    Court to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy
                                    Code, as such hearing may be adjourned or continued from time to time.

Confirmation Order                  means the order of the Bankruptcy Court
                                    confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

Congress                            means Congress Financial Corporation, a
                                    Delaware corporation.

Congress Credit
Facility means the working capital credit facility made available by Congress under the Loan and Security Agreement.

Congress Consent Letter             means the consent and waiver agreement,
                                    dated July 10, 2000, executed by Congress,
                                    Waxman, Waxman USA, TWI, Consumers Products,
                                    Medal, WAMI and WAMI Sales.

Consenting Bondholder               means each holder of a Deferred Coupon
                                    Note that has signed the Recapitalization
                                    Agreement.

Consumer Products                   means Waxman Consumer Products Group Inc., a
                                    Delaware corporation and a wholly-owned
                                    subsidiary of Waxman USA.

Creditor                            means a Person holding a Claim against
                                    Waxman.

Creditors' Committee                means any official statutory committee of
                                    Creditors appointed in the Chapter 11 Case pursuant to Section 1102 of the Bankruptcy
                                    Code, whose members may be identical, in whole or in part, to the members of the Bondholders' Committee.

CWI                                 means CWI International China, Ltd., a
                                    wholly owned Subsidiary of TWI.

Debtor                              means Waxman.

Debtor In Possession                means the Debtor in its capacity as debtor
                                    in possession in the Chapter 11 Case
                                    pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

Deferred Coupon Notes               means the 12 3/4% Senior Secured Deferred
                                    Coupon Notes Due 2004, Series A and the 12
                                    3/4% Senior Secured Deferred Coupon Notes
                                    Due 2004, Series B, issued pursuant to that certain Indenture, dated May 20, 1994, as amended and/or supplemented to date, among Waxman Industries, Inc., as Issuer, and The
                                    Huntington National Bank, as Trustee, as amended and/or supplemented to the date hereof.

Deferred Coupon Note
Claim means any unpaid Claim arising from, and/or relating to, the Deferred Coupon Notes and/or the Indenture, including, but not limited to, any Claim for (i) the principal amount of the Deferred Coupon Notes, (ii) any interest accrued or accreted on the Deferred Coupon Notes to the extent such interest constitutes an Allowed Claim under applicable law, (iii) the reasonable fees, expenses and any other Claims of the Indenture Trustee for which Waxman is liable under the terms of the Indenture, and (iv) any other amounts that may be claimed by any Person to be due under, or on account of, the Deferred Coupon Notes and/or the Indenture.

Deferred Coupon Note
Collateral                          means any Lien, security interest and/or
                                    similar rights held by the Indenture Trustee and/or holders of the Deferred Coupon Notes pursuant to, or in connection with, the Indenture and/or the Deferred Coupon Notes.

Deferred Coupon Note
Payment Fund                        means an interest bearing account
                                    established solely in the name of Waxman USA pursuant to the Recapitalization Agreement and containing the Barnett Stock Proceeds and any and all interest that accrues on the funds in such account through the Effective
                                    Date, which funds shall be used to make
                                    distributions on account of the Deferred
                                    Coupon Note Claims in accordance with
                                    Article IV.3 of the Plan.

Deferred Coupon Note
Record Date                         means August 28, 2000, the date on which a
                                    holder of record of a Deferred Coupon Note
                                    Claim is determined.

Deferred Coupon Note
Record Holder                       means a holder of a Deferred Coupon Note as
                                    of the Deferred Coupon Note Record Date.

Disbursing Agent                    means the Indenture Trustee or such
                                    other entity designated by Waxman to make the distributions provided for under Article
                                    III of the Plan to holders of the Deferred
                                    Coupon Notes.

Disclosure Statement                means the disclosure statement
                                    relating to the Plan, including, without limitation, all exhibits and schedules thereto filed with the Bankruptcy Court in connection with the Plan pursuant to Section
                                    1125 of the Bankruptcy Code.

Disputed means, with respect to Administrative Expense Claims, Claims or Equity Interests, any such Claim or Equity Interest:

                                             (a) that is listed in the Schedules
                                    as unliquidated, disputed or contingent; or

                                             (b) as to which the Debtor or any
                                    other party-in-interest has interposed a timely objection or request for estimation, or have sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and Bankruptcy Rules, or which is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by Final Order.

Distribution Record
Date means the Confirmation Date or, with respect to a specific Administrative Expense Claim, such other date that is expressly agreed to in writing by Waxman after the Petition Date.

Effective Date                      means no later than the first Business
                                    Day at least ten days after the Confirmation
                                    Date and at least one Business Day after all of the conditions specified in Section 11.2 of the Plan have been satisfied or waived in accordance with the terms of the Plan.

Employee Retention
Incentive Plan                      means the Waxman Industries, Inc. Employee
                                    Retention Incentive Plan, the terms of which are set forth in Exhibit B to the Plan.

Equity Interest                     means any equity interest in the Debtor
                                    evidenced by a certificate or instrument evidencing an ownership interest in Waxman, whether or not transferable and includes the Common Stock, Class B Common Stock and Stock
                                    Options.

Equity Sale                         means the issuance or sale by Waxman or
                                    Waxman USA of any preferred or common shares
                                    (but not options or warrants) of Waxman or Waxman USA, respectively, provided, however, that the issuance, grant and/or sale of stock, Stock Options or other equity-based awards in connection with (i) any acquisition by Waxman or any Subsidiaries, or (ii) any compensation program or employee retention incentive program approved and/or implemented by, or for the benefit of, Waxman and/or any of the Subsidiaries
                                    (including the Employee Retention Incentive
                                    Plan), shall not constitute an Equity Sale.

Equity Sale Proceeds                means the net proceeds of any Equity Sale
                                    received by Waxman or Waxman USA, after
                                    deducting all of the costs, fees, expenses and commissions of, and/or related to, the Equity Sale including (x) provisions for taxes payable within one year as a result of such Equity Sale, (y) payments made to retire indebtedness secured by the Equity
                                    Interests subject to such Equity Sale and
                                    (z) appropriate amounts to be provided by Waxman or Waxman USA, as the case may be, as a reserve required, in accordance with GAAP, against any liabilities associated with such Equity Sale and retained by either Waxman or Waxman USA, as the case may be, after such Equity Sale, including, without limitation, pensions and other post-employment benefit liabilities, and such liabilities under any indemnification obligations associated with such Equity Sale.

Exculpated Persons                  means (i) all present and former employees,
                                    officers, directors, shareholders,
                                    affiliates and Subsidiaries of the Debtor, the Debtor In Possession, Reorganized Waxman and any other Persons who serve or have served as members of management of the Debtor, the Debtor In Possession,
                                    Reorganized Waxman and all of their
                                    successors and assigns, (ii) all members of the Bondholders' Committee, and all present and former employees, members, officers and directors and other Persons who serve or served as members of the management of any member of the Bondholders' Committee, (iii)
                                    Congress and all of its present and former employees, members, officers, directors and shareholders, (iv) Barnett and all of its present and former employees, officers, directors, shareholders and agents, (v) the Barnett Stock Purchaser and all of its attorneys, advisors, accountants, officers, directors, shareholders and agents, and (vi) all attorneys, advisors, accountants, financial advisors, agents and consultants of, or to, the Debtor, the Debtor In
                                    Possession, Reorganized Waxman, the
                                    Subsidiaries, the Bondholders' Committee, the Creditors' Committee (if any is appointed), Barnett, Congress, and Ordinary
                                    Course Professionals.

Executory Contracts                 means all contracts to which the Debtor In
                                    Possession is a party and which are
                                    executory within the meaning of Section 365 of the Bankruptcy Code, including unexpired leases.

Final Order                         means an order or judgment of the Bankruptcy
                                    Court (entered before or after the Effective
                                    Date) as to which the time to appeal,
                                    petition for certiorari or move for
                                    reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor In Possession or Reorganized Waxman or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided; however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil
                                    Procedure, or any analogous rule under
                                    the Bankruptcy Rules, may be filed with
                                    respect to such order shall not cause such order not to be a Final Order.

Governmental Unit                   has the meaning set forth in Section 101(27)
                                    of the Bankruptcy Code.

Impaired Class                      means a Class that is impaired within the
                                    meaning of Section 1124 of the Bankruptcy
                                    Code.

Indenture                           means the Indenture, dated May 20, 1994,
                                    among Waxman, as Issuer, and The Huntington
                                    National Bank, as Trustee, pursuant to which Waxman issued the Deferred Coupon Notes, as amended by that certain First Supplemental
                                    Indenture dated January 19, 1996 that
                                    certain Second Supplemental Indenture dated
                                    December 1, 1999 and by that certain Third
                                    Supplemental Indenture dated February 22,
                                    2000.

Indenture Trustee                   means the Huntington National Bank, its
                                    successors or assigns serving in the
                                    capacity of trustee under the Indenture.

Intercompany Claim                  means a Claim against the Debtor that is
                                    held by any of the Subsidiaries.

Lien has the meaning set forth in Section 101(37) of the Bankruptcy Code.

Loan and Security
Agreement                           means that certain Loan and Security
                                    Agreement, dated as of June 17, 1999, as may be amended from time to time, by and among WAMI, WAMI Sales, Medal, Consumer Products, as borrowers, and Waxman, Waxman USA and TWI, as guarantors, and Congress.

Medal means Medal of Pennsylvania, Inc. (formerly known as WOC Inc.), a Delaware corporation and a wholly-owned subsidiary of Waxman USA.

Merger Consideration                means the amount which the Barnett
                                    Stock Purchaser has agreed to pay to acquire all of the outstanding shares of Barnett
                                    Common Stock owned by Waxman USA pursuant to the Merger Purchase Agreement.

Merger
Purchase Agreement                  means the Agreement and Plan of Merger,
                                    dated as of July 10, 2000 by and among the Barnett Stock Purchaser and Barnett, pursuant to which the Barnett Stock Purchaser has agreed to acquire all of the outstanding shares of Barnett Common Stock.

Ordinary Course
Professional                        means any attorney, accountant or other
                                    professional (other than a Bankruptcy
                                    Professional), employed by Waxman during the Chapter 11 Case pursuant to an order of the Bankruptcy Court that designates such professional as an "Ordinary Course
                                    Professional."

Person means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, Governmental Unit or agency or political subdivision thereof, and any successors or assigns of any of the foregoing.

Petition Date                       means the date on which Waxman commenced the
                                    Chapter 11 Case by filing a voluntary
                                    petition for relief with the Bankruptcy
                                    Court pursuant to the Bankruptcy Code.

Plan means this joint Chapter 11 plan of reorganization, including, without limitation, all exhibits, schedules, supplements, and appendices hereto, either in its present form or as the same may be altered, amended or modified from time to time.

Priority Claim                      means any and all Claims, other than an
                                    Administrative Expense Claim or a Priority
                                    Tax Claim, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

Priority Tax Claim                  means any Claim of a Governmental Unit of
                                    the kind specified in Section 502(i) of the Bankruptcy Code entitled to priority under
                                    Section 507(a)(8) of the Bankruptcy Code.

Pro-Rata Share                      means a proportionate share, so that the
                                    ratio of the consideration distributed on account of an Allowed Claim or Equity
                                    Interest in a Class to the amount of such Allowed Claim or Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

Recapitalization Agreement          means the Agreement, dated December 9, 1999,
                                    by and among Waxman, Waxman USA, the
                                    Bondholders' Committee and each of the
                                    Consenting Bondholders and all exhibits
                                    thereto (including the Term Sheet)
                                    concerning, inter alia, the restructuring and/or satisfaction of the outstanding indebtedness of Waxman, as modified by the Amendment, Consent and Waiver
                                    Agreement entered into between the same
                                    persons on July 9, 2000.

Released Parties                    means the Debtor, Debtor In Possession,
                                    Reorganized Waxman, Waxman USA, the Waxmans, the Bondholders' Committee, the Creditors'
                                    Committee (if any is appointed), the
                                    Indenture Trustee, the Consenting
                                    Bondholders, Barnett and the Barnett Stock
                                    Purchaser and in their capacities as such, all of their respective current and former affiliates, officers, directors, employees, members, shareholders, agents, advisors, attorneys, accountants, financial advisors, and/or any Ordinary Course Professional.

Reorganized Waxman                  means Waxman and/or any successor thereto by
                                    merger, consolidation or otherwise, on and after the Effective Date.

Schedules                           means any schedules of assets and
                                    liabilities, the list of holders of
                                    interests and the statement of financial affairs that may be filed by the Debtor pursuant to Section 521 of the Bankruptcy
                                    Code and Bankruptcy Rule 1007, as may be supplemented or amended from time to time.

Secured Claim                       means any Allowed Claim, other than a
                                    Deferred Coupon Note Claim, which is secured by a Lien on Collateral, to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, or, in the event that the holder of such Claim holds a valid right of setoff under Section 553 of the Bankruptcy
                                    Code, to the extent of such valid setoff right.

Senior Note Indebtedness            means any and all amounts due and/or owing
                                    under the Senior Notes and/or the Senior
                                    Note Indenture, including: (i) $35,855,000 aggregate principal amount of the Senior
                                    Notes; and (ii) all interest accrued but unpaid under the Senior Notes during the period of March 1, 2000 through the date on which the Senior Notes are satisfied.

Senior Note Indenture               means the Indenture, dated as of April 1,
                                    1996, among Waxman USA, as Issuer, and
                                    United States Trust Company of New York, as
                                    Trustee, pursuant to which Waxman USA issued the Senior Notes, as amended by that certain
                                    First Supplemental Indenture dated December
                                    1, 1999.

Senior Notes                        means the 111/8% Senior Notes due 2001,
                                    Series A and 111/8% Senior Notes due 2001,
                                    Series B issued by Waxman USA pursuant to the Senior Note Indenture.

Stock Option                        means an option to purchase shares of Common
                                    Stock.

Subsidiaries                        means Waxman USA, TWI, Consumer Products,
                                    CWI, Medal, and any other entity other than Barnett that are owned, directly or indirectly, in whole or in part, by Waxman.

Term Sheet                          means the Outline Of Principal Terms Of A
                                    Restructuring And Joint Chapter 11 Plan Of
                                    Reorganization annexed as Exhibit A to the Recapitalization Agreement.

TWI means TWI International, Inc., a Delaware corporation and a wholly-owned subsidiary of Waxman USA.

Unsecured Claim                     means any Claim against Waxman that is not
                                    an Administrative Expense Claim, Priority
                                    Tax Claim, Priority Claim, Secured Claim,
                                    Deferred Coupon Note Claim or Intercompany
                                    Claim.

Voting Trust Agreement              means the Voting Trust Agreement, dated July
                                    10, 2000, among Waxman USA, Wilmar
                                    Industries, Inc., BW Acquisition, Inc.,
                                    American Stock Transfer & Trust Company, and
                                    Barnett.

WAMI                                means Western American Manufacturing, Inc.

WAMI Sales                          means WAMI Sales, Inc.

Waxman                              means the Debtor, Waxman Industries, Inc., a
                                    Delaware corporation.

Waxman USA                          means Waxman USA Inc., a Delaware
                                    corporation and a wholly-owned subsidiary of Waxman.

Waxmans means Mr. Armond Waxman, the President, Treasurer and Co-Chief Executive Officer of Waxman (both prior to and following the Effective Date) and Mr. Melvin Waxman, the Chairman of the Board of Directors of Waxman and Co-Chief Executive Officer of Waxman (both prior to and following the Effective
                                    Date).

         1.2      RULES OF INTERPRETATION.
                  -----------------------

         Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of, schedule to, or exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term that is used, but not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II - TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
             AND PRIORITY TAX CLAIMS

         2.1      ADMINISTRATIVE EXPENSE CLAIMS.
                  -----------------------------

                  (a)      General.

                  Subject to the Bar Date provisions set forth below, unless otherwise agreed to by Waxman and the holder of such claim, each holder of an Allowed Administrative Expense Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the date on which such Claim becomes an Allowed Administrative Expense Claim, and (c) such other date as is mutually agreed upon by the Debtor (or Reorganized Waxman) and the holder of such Claim; PROVIDED, HOWEVER, that Administrative Expense Claims that represent liabilities incurred by the Debtor in the ordinary course of its business during the Chapter 11 Case shall, to the extent not paid on or before the Effective Date, be paid by Reorganized Waxman in the ordinary course of its business and in accordance with any terms and conditions of any agreements relating thereto.

                  (b)      Payment of Statutory Fees.

                  All fees payable pursuant to 28 U.S.C. ss. 1930 shall be paid in Cash in the full amount of such Administrative Expense Claim when due.

                  (c) Bar Date for Bankruptcy Professionals' Administrative Expense Claims.

                           (i) Bankruptcy Professionals. All Bankruptcy
Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered during the Chapter 11 Case (including, without limitation, any compensation requested by any Bankruptcy Professional or any other entity for making a substantial contribution to the Chapter 11 Case), shall file and serve on Reorganized Waxman, the Creditors' Committee (if one has been appointed) and the United States Trustee for the District of Delaware an application for final allowance of compensation and reimbursement of expenses no later than forty five (45) days after the Effective Date. Objections to timely-filed applications of Bankruptcy Professionals for compensation or reimbursement of expenses must be filed and served on Reorganized Waxman and the Bankruptcy Professional to whose application any objection is addressed no later than seventy (70) days after the Effective Date. Any fees and expenses incurred by Reorganized Waxman subsequent to the Confirmation Date for services rendered by any Bankruptcy Professional or any Ordinary Course Professional may be paid by Reorganized Waxman without notice to parties-in-interest or application to the Bankruptcy Court.

                           (ii) Bondholders' Committee Expenses. Subject to the
preceding paragraph and to the terms of any agreements entered into between Waxman and/or Waxman USA on the one hand, and the Bondholders' Committee and/or any of its agents on the other hand, the reasonable unpaid fees and expenses incurred by the Bondholders' Committee on behalf of the Consenting Bondholders during the period of December 1, 1999 through the Effective Date, on account of services rendered by Milbank, Tweed, Hadley & McCloy LLP and Houlihan, Lokey, Howard & Zukin, its counsel and financial advisor, respectively, in connection with the restructuring of the Deferred Coupon Notes, the Plan and Plan-related documents and the Chapter 11 Case, shall constitute an Allowed Administrative Expense Claim, provided, however, that the Bondholders' Committee shall not be entitled to an Allowed Administrative Expense Claim for any fees and expenses incurred following the occurrence of any termination event under Sections 7, 8 OR 9 of the Recapitalization Agreement (unless Waxman shall have agreed in writing to treat such claim as an Allowed Administrative Expense Claim) and, provided further, that any additional or other costs, fees and/or expenses incurred by or on behalf of the Bondholders' Committee and/or the Consenting Bondholders (and/or any of their agents or advisors), including the costs of retaining any other advisors or agents, shall not constitute an Allowed Administrative Expense Claim unless Waxman shall have agreed in writing to treat such claim as an Allowed Administrative Expense Claim.

                           (iii) Ordinary Course Liabilities. Notwithstanding
paragraph (i) hereof, holders of Administrative Expense Claims based on liabilities incurred in the ordinary course of the Debtor's business (including any Ordinary Course Professional) shall not be required to file any request for payment of such Claims or to file any proof of Claim. The Administrative Expense Claims of such Persons, to the extent Allowed under the terms of the Plan and not paid by the Debtor, shall be paid by Reorganized Waxman in the ordinary course of its business according to the ordinary and customary business terms and conditions of the particular transaction giving rise to such Administrative Expense Claim without the need for any further action by the holders of such Administrative Expense Claims and without prejudice to any rights, claims, counterclaims, setoffs or other rights of the Debtor and/or Reorganized Waxman.

                  (d)      Assumed Contractual Employee Claims.

                  Holders of Claims arising under any employment contracts approved by the Bankruptcy Court or assumed under the Plan shall not be required to file any request for payment of such Claims and such Claims shall be treated and/or paid in accordance with the terms of such contract.

         2.2      PRIORITY TAX CLAIMS.
                  -------------------

                  (a) Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall, at the election of Reorganized Waxman, EITHER (a) be paid in Cash in full on the later of: (i) the Effective Date or the first practicable date thereafter, or (ii) thirty (30) calendar days after entry of a Final Order allowing such Claim, OR
(b) with respect to a Claim of the kind specified in Section 507(a)(8) of the Bankruptcy Code, receive on account of such Claim deferred Cash payments, over a period not exceeding six (6) years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. To the extent that the holder of a Priority Tax Claim holds a lien to secure its Claim under applicable state law, such Lien shall not be impaired by the Plan.

ARTICLE III  -  CLASSIFICATION OF CLAIMS AND INTERESTS

         All Claims (other than Administrative Expense Claims and Priority Tax Claims) and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as set forth below:

                  1.       Class 1 - Priority Claims

                  2. Class 2 - Secured Claims (except for the Deferred Coupon Note Claims)

                  3.       Class 3 - Deferred Coupon Note Claims

                  4.       Class 4 - Unsecured Claims

                  5.       Class 5 - Intercompany Claims

                  6.       Class 6 - Class B Common Stock

                  7.       Class 7 - Common Stock

                  8.       Class 8 - Stock Options

         All of the foregoing Classes of Claims and Equity Interests, except for Class 3, are unimpaired within the meaning of Section 1124 of the Bankruptcy Code.

ARTICLE IV  - TREATMENT OF CLAIMS AND EQUITY INTERESTS

         The Allowed Claims against, and Allowed Equity Interests in, Waxman shall be treated, and holders thereof shall receive, as follows:

         4.1      CLASS 1 - PRIORITY CLAIMS.
                  -------------------------

                  (a)      Impairment and voting.

                  Class 1 is unimpaired by the Plan. Each holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b)      Treatment.

                  To the extent not paid prior to the Effective Date, and except to the extent that a holder of an Allowed Priority Claim agrees to a different treatment, each Allowed Priority Claim shall either be paid in full or shall be reinstated and rendered unimpaired in accordance with Section 1124 of the Bankruptcy Code.

         4.2      CLASS 2 - SECURED CLAIMS.
                  ------------------------
                  (EXCEPT FOR DEFERRED COUPON NOTE CLAIMS)

                  (a)      Impairment and Voting.

                  Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b)      Treatment.

                  Except to the extent that a holder of an Allowed Secured Claim in Class 2 agrees to a different treatment, and notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default, each Allowed Secured Claim shall (i) receive full payment of its Allowed Claim (including any interest to which it is entitled),
(ii) be reinstated or rendered unimpaired in accordance with Section 1124 of the Bankruptcy Code, or (iii) have its Allowed Claim satisfied by having the Collateral securing such Claim returned to it with payment of any interest required to be paid under Section 506(b) of the Bankruptcy Code.

                  Notwithstanding anything contained in this Plan (including, without limitation, clause 4.2(c) below), with respect to Congress, upon consummation of the Barnett Stock Sale, Waxman paid to Congress $10.05 million from the Barnett Stock Proceeds on account of amounts due under the Congress Credit Facility. On or before the Effective Date, Waxman will ratify and reaffirm its obligations to Congress as a guarantor and a grantor of Liens pursuant to the Congress Credit Facility, and will execute an agreement in form and substance reasonably acceptable to Congress ratifying and reaffirming its obligations and such Liens under the Congress Credit Facility.

                  (c)      Reservation of Rights.

                  Notwithstanding anything contained in the Plan (including this Section 4.2 other than the immediately preceding paragraph), the Debtor reserves the right to: (i) reclassify or recharacterize any Secured Claim (other than Congress's Lien pursuant to the Loan and Security Agreement), as a lease or as is otherwise appropriate to the extent that such reclassification and/or recharacterization is authorized under applicable law; (ii) claim that any Secured Claims and the liabilities arising thereunder may be asserted solely against one or more of the Subsidiaries and not against the Debtor; and (iii) seek to reduce or disallow any Claim that constitutes compound interest, penalties, default interest or any other similar amount to the extent allowed under applicable law.

         4.3      CLASS 3 - DEFERRED COUPON NOTE CLAIMS.
                  -------------------------------------

                  (a)      Impairment and Voting.

                  Class 3 is impaired by the Plan. The holders of Allowed Deferred Coupon Note Claims are entitled to vote to accept or reject the Plan. The pre-petition Solicitation and voting complied with applicable law.

                  (b)      Voting In Favor of the Plan

                  In accordance with the terms of the Recapitalization Agreement and all applicable law, prior to the Petition Date, the Consenting Bondholders who hold at least two-thirds in amount and at least a majority of the number of Deferred Coupon Note Claims, have agreed to vote to accept the Plan provided certain conditions are met.

                  (c)      Treatment.

                           (i)      Distributions on the Effective Date. Subject
to the terms of Article V of the Plan, on the Effective Date, each Deferred Coupon Note Record Holder shall receive, in full satisfaction of its Allowed Deferred Coupon Note Claim, its Pro-Rata Share of the Deferred Coupon Note Payment Fund.

                           (ii)     Post Effective Date Distributions. In the
event that an Asset Sale or Equity Sale is consummated before the first anniversary of the Effective Date, upon termination and cancellation of the Indenture, the Deferred Coupon Note Record Holders shall be deemed to have an Allowed Claim solely for an additional distribution and only in the event of an Asset Sale or an Equity Sale as contemplated by and in accordance with the terms, and subject to the conditions, of Section 5.4 hereof.

                  (d)      Allocation of Principal and Interest.

                  In accordance with the provisions of the Indenture, all distributions to record holders of Allowed Deferred Coupon Note Claims shall be allocated first to the payment of accreted and/or accrued but unpaid interest and other charges due under the Indenture and/or to each such Deferred Coupon Note Record Holder, and then, to the extent any consideration paid to such Deferred Coupon Note Record Holders exceeds such amount, to the original principal amount of such Claim. Notwithstanding anything contained in the Plan (including anything contained in this Section 4.3), the termination and cancellation of the Indenture shall not affect or impair any of the rights or benefits to which Waxman and/or Waxman USA is or may be entitled under, in connection with, or as a result of, the Indenture. Upon termination and cancellation of the Indenture, the Deferred Coupon Note Record Holders shall be deemed to have an Allowed Claim for an additional distribution in the event of an Asset Sale or an Equity Sale as contemplated by and in accordance with the terms, and subject to the conditions, of Section 5.4 hereof.

                  (e)      Release of Deferred Coupon Note Collateral.

                  In exchange for the consideration set forth herein and the distributions already provided or to be provided to record holders of the Deferred Coupon Notes under the Plan pursuant to Section 4.3(c)(i) hereunder, on the Effective Date, (i) the Indenture and the Deferred Coupon Notes shall be canceled and of no further force and effect, (ii) the Deferred Coupon Note Collateral shall revest in Reorganized Waxman free and clear of any and all Liens, encumbrances, Claims, and/or rights of the Bondholders' Committee, the holders of the Deferred Coupon Notes, the Indenture Trustee and any other party,
(iii) in accordance with Sections 5.2 and 5.3 of the Plan, any and all Liens, rights and Claims that the Bondholders' Committee, the holders of the Deferred Coupon Notes, the Indenture Trustee and any other party may have with respect to the Deferred Coupon Note Payment Fund shall terminate, and (iv) all payments received hereunder by the Disbursing Agent, the Indenture Trustee and/or holders of the Deferred Coupon Notes shall not be subject to revocation, recovery or avoidance by any Person including Waxman or Reorganized Waxman.

                  (f) Notwithstanding anything to the contrary contained in the Plan or in any other agreement or order, a holder of the Deferred Coupon Notes shall not be entitled to receive any payments, directly or indirectly, if, and to the extent that, such holder of a Deferred Coupon Note Claim has received, in the aggregate, in excess of 100 percent of such holder's Allowed Deferred Coupon Note Claim.

         4.4      CLASS 4 - UNSECURED CLAIMS.
                  --------------------------

                  (a)      Impairment and Voting.

                  Class 4 is unimpaired by the Plan. Each holder of an Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b)      Treatment.

                  To the extent unpaid prior to the Effective Date and except to the extent that a holder of an Allowed Unsecured Claim agrees to a different treatment, on the Effective Date, each Allowed Unsecured Claim shall either be paid in full (including any interest due and owing on account of such Claim) in Cash or reinstated and rendered unimpaired in accordance with Section 1124 of the Bankruptcy Code.

         4.5      CLASS 5 - INTERCOMPANY CLAIMS.
                  -----------------------------

                  (a)      Impairment and Voting.

                  Class 5 is unimpaired by the Plan. Each holder of an Intercompany Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b)      Treatment.

                  To the extent unpaid prior to the Effective Date and except to the extent that a holder of an Allowed Intercompany Claim agrees to a different treatment, each Allowed Intercompany Claim shall be reinstated or rendered unimpaired in accordance with Section 1124 of the Bankruptcy Code.

         4.6      CLASS 6 - COMMON STOCK.
                  ----------------------

                  (a)      Impairment and Voting.

                  Class 6 is unimpaired by the Plan. Each holder of Class B Common Stock is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b)      Treatment.

                  Except to the extent that a holder of Class B Common Stock agrees to a different treatment, each share of Allowed Class B Common Stock shall be unimpaired in accordance with Section 1124 of the Bankruptcy Code.

         4.7      CLASS 7 - COMMON STOCK.
                  ----------------------

                  (a)      Impairment and Voting.

                  Class 7 is unimpaired by the Plan. Each holder of Common Stock is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b)      Treatment.

                  Except to the extent that a holder of Common Stock agrees to a different treatment, each outstanding share of Allowed Common Stock shall be unimpaired in accordance with Section 1124 of the Bankruptcy Code.

         4.8      CLASS 8 - STOCK OPTIONS.
                  -----------------------

                  (a)      Impairment and Voting.

                  Class 8 is unimpaired by the Plan. Each holder of a Stock Option is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b)      Treatment.

                  Except to the extent that a holder of a Stock Option agrees to a different treatment, each Allowed Stock Option shall be unimpaired in accordance with Section 1124 of the Bankruptcy Code.

ARTICLE V  - IMPLEMENTATION OF THE PLAN AND SPECIAL
             RULES GOVERNING TREATMENT OF DEFERRED
             COUPON NOTE CLAIMS

         5.1 On the Effective Date, Waxman shall transfer and remit to the Disbursing Agent, for the benefit of the Deferred Coupon Note Record Holders, all of the funds in the Deferred Coupon Notes Payment Fund for immediate payment to the Deferred Coupon Note Record Holders in accordance with the terms of the Plan and the Indenture.

         5.2 The payment by Waxman on the Effective Date of the Deferred Coupon Note Payment Fund to the Disbursing Agent in accordance with the preceding paragraph shall constitute full and complete payment and satisfaction of any and all obligations of Waxman and/or Reorganized Waxman to the Deferred Coupon Note Record Holders and/or to the Indenture Trustee and/or otherwise in connection with the Deferred Coupon Note Claims, notwithstanding any future distribution under Section 5.4 hereof and/or any right to receive such distribution. Upon the payment of such amounts to the Disbursing Agent, any and all Claims, Liens, security interests or other rights of holders of the Deferred Coupon Notes, the Indenture Trustee, the Bondholders' Committee and/or any other Person arising under, or in connection with, the Indenture and the Deferred Coupon Notes shall immediately terminate and be discharged and the Deferred Coupon Note Collateral shall immediately revest in Reorganized Waxman free and clear of any and all Claims, Liens, security interests or other rights of the holders of the Deferred Coupon Notes, the Indenture Trustee and any other party.

         5.3 Upon receipt by the Disbursing Agent of the funds in accordance with the preceding Sections 5.1 and 5.2, the Indenture Trustee shall, as soon as practicable but in no event later than three Business Days after the Effective Date, take all actions that are reasonable and appropriate to (i) release, terminate and discharge any and all Liens and security interests on, or with respect to, the Deferred Coupon Note Collateral, (ii) return all Deferred Coupon Note Collateral to Waxman, and (iii) take such other actions as are appropriate to terminate any Liens and security interests arising under the Indenture and/or the Deferred Coupon Notes, including filing any necessary termination and other statements and withdrawing any proofs of Claim filed with the Bankruptcy Court with respect thereto.

         5.4 In the event that Waxman consummates an Asset Sale or Equity Sale at any time on or before the first anniversary of the Effective Date, and provided the Indenture Trustee and record holders of the Deferred Coupon Notes shall have fully complied with their duties and obligations under the preceding Sections 5.2 and 5.3, each Deferred Coupon Note Record Holder shall receive its Pro-Rata Share of an additional payment equal to the aggregate amount of fifty
(50) percent of either the Asset Sale Proceeds or the Equity Sale Proceeds (as the case may be), remaining after payment in full to Congress within thirty (30) days of the consummation of such Asset Sale or Equity Sale, provided, however,
(i) that notwithstanding anything contained in the Plan or in the Recapitalization Agreement, Waxman shall not be required to distribute or share any Asset Sale Proceeds or Equity Sale Proceeds (as the case may be) with the Deferred Coupon Note Record

Holders unless and until the aggregate amount of the Asset Sale Proceeds or Equity Sale Proceeds (as the case may be for all Asset Sales or Equity Sales consummated on or before the first anniversary of the Effective Date) shall exceed $15 million, (ii) nothing contained in the Plan or in the Recapitalization Agreement shall obligate Waxman, any of the Subsidiaries or the Waxmans to pursue or consummate an Asset Sale or Equity Sale at any time or to refrain from pursuing or consummating an Asset Sale or Equity Sale at any time, and (iii) 100 percent of the Asset Sale Proceeds or Equity Sale Proceeds shall be applied, first, to repay in full the Congress Credit Facility, and, second, to the extent there are any remaining proceeds, to the Deferred Coupon Note Record Holders in accordance with the provisions of the Plan. Notwithstanding anything contained in the Plan and/or in the Recapitalization Agreement, any obligation of Waxman to remit the Asset Sale Proceeds or Equity Sale Proceeds (as the case may) in accordance with this provision shall entitle record holders of the Deferred Coupon Notes solely and exclusively to a monetary satisfaction and shall not (i) impair or affect in any way the finality, validity or enforceability of any provisions of the Plan or the Confirmation Order or (ii) entitle the record holders of the Deferred Coupon Notes or the Indenture Trustee to the reinstatement of any claims, liens or rights released and/or terminated (or required to be released and/or terminated) under the Plan, including Sections 5.2 and 5.3 hereof.

         5.5 Subject to Sections 4.3 and 5.4 above, if and to the extent that any of the Debtor, the Debtor In Possession, the Bankruptcy Estate, Reorganized Waxman or any party acting on behalf of any of those Persons (including the Bondholders' Committee or Creditors' Committee) receives or recovers any funds, assets or other property from the Debtor, a Subsidiary or any present or former employee, officer, director, shareholder, agent, or affiliate of the Debtor or any Subsidiary pursuant to any Cause of Action relating to Waxman and/or any of the Subsidiaries, or if, as a result of any objection, motion, injunction or other legal action taken in the Bankruptcy Court or in any other jurisdiction, the aggregate amount of distributions payable to the Deferred Coupon Note Record Holders exceeds an amount that is equivalent to the total amount that is on deposit in the Deferred Coupon Note Payment Fund on the Effective Date, each Consenting Bondholder shall promptly return and remit to Waxman such holder's Pro-Rata Share of such additional payment or distribution and Waxman's right to receive and/or recover any such excess payment shall constitute a valid and Allowed set-off and recoupment right under Section 553 of the Bankruptcy Code with respect thereto.

         5.6 As of the Effective Date, the Plan and Confirmation Order shall supersede the Recapitalization Agreement and any obligations and duties of any of the parties arising thereunder. If and to the extent that the provisions of the Recapitalization Agreement are inconsistent with the terms of the Plan or the Confirmation Order, the terms of the Plan or Confirmation Order (as the case may be) shall govern.

         5.7 Confirmation of the Plan by the Bankruptcy Court shall constitute approval of the Indenture (including any and all amendments and supplements thereto) effective as of the date on which the Indenture was executed.


ARTICLE VI  - METHOD OF DISTRIBUTIONS UNDER THE PLAN

         6.1      IN GENERAL.
                  ----------

         Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by the Disbursing Agent to the Deferred Coupon Note Record Holder of an Allowed Deferred Coupon Note Claim and by Reorganized Waxman (or its designee) to the holder of each Allowed Administrative Expense Claim and Allowed Claim in the following manner:

                  (a)      Distributions to Holders of Deferred Coupon Notes.

                  All distributions to the Deferred Coupon Note Record Holders required under the Plan to be made on the Effective Date shall be made to the Disbursing Agent from the Deferred Coupon Notes Payment Fund for the benefit of the Deferred Coupon Note Record Holders. The distributions shall be deemed to have been made once the funds in the Deferred Coupon Note Payment Fund have been remitted to the Disbursing Agent. The Disbursing Agent shall be entitled to receive reasonable compensation for its services in connection with the distribution and reimbursement of its reasonable out-of-pocket expenses incurred in connection with such services on terms acceptable to Reorganized Waxman.

                  (b)      Distributions to Holders of Other Claims.

                  Subject to Section 6.5(b), all distributions on account of Allowed Administrative Expense Claims and Allowed Claims (except Allowed Deferred Coupon Note Claims) shall be made directly by Reorganized Waxman (or its designee) to the holder of the Allowed Administrative Expense Claim and Allowed Claim (as the case may be) as of the Distribution Record Date at any of the following addresses: (a) the address set forth on the proof of Claim filed by such holder (or at the last known address of such holder if no proof of Claim is filed or if Waxman has not been notified of a change of address); (b) the address set forth in any written notices of address changes delivered to Reorganized Waxman after the date of any related proof of Claim; or (c) if no proof of Claim has been filed and Reorganized Waxman has not received a written notice of a change of address, at the address reflected in the list of Creditors filed with the Bankruptcy Court or in the Schedules, if Schedules are filed.

                  (c)      Post-Effective Date Distributions.

                  Any subsequent distributions required to be made under the Plan after the Effective Date to holders of any Claims, including the Deferred Coupon Note Record Holders, shall be made by Reorganized Waxman (or its designee) in accordance with the terms of the Plan.


         6.2      DISTRIBUTIONS OF CASH.
                  ---------------------

         At the option of Reorganized Waxman, any payment or distribution of Cash made by Reorganized Waxman pursuant to the Plan shall be made by check or wire transfer.

         6.3      TIMING OF DISTRIBUTIONS.
                  -----------------------

         If any payment, distribution or other act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed timely.

         6.4      UNCLAIMED DISTRIBUTIONS.
                  -----------------------

                  (a) Any distributions required to be made under the Plan to record holders of the Deferred Coupon Note Record Holders that the Disbursing Agent is unable to distribute to a Deferred Coupon Note Record Holder within two
(2) years of the Effective Date shall be transferred, returned and delivered by the Disbursing Agent to Reorganized Waxman, free and clear of any and all Liens, Claims and encumbrances of any nature whatsoever.

                  (b) If any distribution to a holder of an Administrative Expense Claim or Claim (other than a Deferred Coupon Note Claim) is returned as undeliverable, Reorganized Waxman shall use reasonable efforts to determine the current identity and address of such holder, but no distribution to such holder shall be made unless and until a determination has been made concerning the then-current identity and address of such holder, at which time such distribution shall be made to such holder without interest. If no proof of Claim has been filed and the Schedules or list of Creditors fail to specify the address of such holder of an Allowed Administrative Expense Claim or Allowed Claim, the distributions in respect of such Allowed Administrative Expense Claim or Allowed Claim shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code. All unclaimed payments, other than unclaimed payments made to the Deferred Coupon Note Record Holders, shall revert to Reorganized Waxman and such Administrative Expense Claims or Claims shall be discharged and forever barred.

                  (c) Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. Requests for reissuance of any voided check may be made directly to the Disbursing Agent or Reorganized Waxman, as the case may be, by the holder of the Allowed Claim with respect to which such check was issued originally.

                  (d) Any payments to holders of Allowed Claims other than the Deferred Coupon Note Claims that remain unclaimed for one year after the Effective Date shall be retained by Reorganized Waxman and/or applied in accordance with applicable state law or as otherwise previously agreed between Waxman and the holder of such Claim.


         6.5       DISTRIBUTIONS MADE ONLY TO RECORD HOLDERS.
                   -----------------------------------------

                  (a)      Distributions to Deferred Coupon Note Record Holders.

                  As of the close of business on the Deferred Coupon Note Record Date, the claims register for all Deferred Coupon Note Claims shall be closed and there shall be no further changes as to the identity or addresses of any Deferred Coupon Note Record Holders. The Debtor In Possession and Reorganized Waxman shall have no obligation to recognize any transfer of any Deferred Coupon Note Claims occurring after the Deferred Coupon Note Record Date and shall have no liability with respect thereto so long as the distribution made to holders of the Deferred Coupon Notes is made in a manner that is consistent with the terms of this Plan. The Debtor In Possession and Reorganized Waxman shall be entitled to recognize and deal for all purposes under the Plan solely with Deferred Coupon Note Record Holders as of the close of business on the Deferred Coupon Record Date.

                  (b) Distributions to Holders of Other Claims as of the Distribution Record Date.

                  As of the close of business on the Distribution Record Date, the Debtor In Possession shall be entitled to rely on its Schedules or other records for purposes of determining the identities and addresses of holders of all Allowed Administrative Expense Claims and Allowed Claims (other than the Deferred Coupon Note Claims) and the Debtor In Possession shall not be required to make any further changes in the record holders of any Claims. The Debtor In Possession and Reorganized Waxman shall have no obligation to recognize any transfer of any Claims occurring after the Distribution Record Date and shall be entitled to recognize and deal for all purposes under the Plan only with those Persons who were record holders of the Claims as of the close of business on the Distribution Record Date.

         6.6      SURRENDER OF EXISTING SECURITIES AND AGREEMENTS.
                  -----------------------------------------------

                  (a) Each holder of a Deferred Coupon Note shall be required to surrender such bond or similar instrument to the Disbursing Agent which shall promptly turn over such bonds or similar instruments to Waxman. No distribution hereunder shall be made to, or on behalf of, any such holder of the Deferred Coupon Notes unless and until such bond or similar instrument has been received by the Disbursing Agent, or the unavailability of such share, bond or similar instrument shall have been established to the reasonable satisfaction of Reorganized Waxman in accordance with the terms of the Indenture (or such requirement shall have been waived in writing by Reorganized Waxman) at the expense of such holder. Reorganized Waxman may require any holder that is unable to surrender or cause to be surrendered any such bond or similar instrument to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to Reorganized Waxman at the expense of such holder.

                  (b) Any holder of a Deferred Coupon Note that fails within one year after the Effective Date (a) if possible, to surrender or cause to be surrendered such bond or instrument, (b) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Waxman or
(c) if requested, to furnish a bond reasonably satisfactory to Reorganized Waxman, shall be deemed to have forfeited all rights, Claims, Liens and Causes of Action against the Debtor, Reorganized Waxman and the Subsidiaries in connection therewith and shall not participate in any distribution hereunder.

                  (c) All holders of Allowed Secured Claims (Class 2) and Unsecured Claims (Class 4) shall, to the extent applicable and except as set forth in Section 4.2 herein, be required to surrender any instruments evidencing such Claims and execute any required termination statements or other similar documents or instruments before they may receive their distributions under the Plan.


ARTICLE VII  - PROCEDURES FOR THE TREATMENT OF DISPUTED CLAIMS

         7.1      DISALLOWANCE OF IMPROPERLY FILED CLAIMS.
                  ---------------------------------------

         Subject to Section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Expense Claim or Claim for which the filing of a proof of Claim or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan shall be disallowed if and to the extent that such proof of Claim (or other filing) is not timely and properly made.

         7.2      PROSECUTION OF OBJECTIONS TO CLAIMS.
                  -----------------------------------

         Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Debtor In Possession or Reorganized Waxman, as the case may be, shall have the exclusive right to make and file objections to proofs of Claims and (subject to Section 2.1(c)(i) of the Plan) to Administrative Expense Claims (or to any amounts listed in the Schedules as disputed, contingent or unliquidated) at any time on or before ninety (90) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court, provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by Waxman and (y) neither the Debtor In Possession, Reorganized Waxman or any other party may file an objection to any (1) Claim that was previously expressly acknowledged pursuant to a written agreement entered into by Waxman on or after the Petition Date; or (2) a Claim that was allowed by a Final Order.

         7.3      NO DISTRIBUTIONS PENDING ALLOWANCE.
                  ----------------------------------

         Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is Disputed, no payment or distribution shall be made on account of the Disputed portion of such Claim (or the entire Claim, if the entire Claim is Disputed), unless and until such Disputed Claim becomes an Allowed Claim.

         7.4      DISTRIBUTIONS AFTER ALLOWANCE.
                  -----------------------------

         Payments and distributions to each holder of a Claim that is Disputed, or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions hereof governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, Reorganized Waxman shall distribute to the holder of such Claim any payment or property that would have been distributed to such holder if the Claim had been Allowed as of the Effective Date (or such other date on which such distribution would have been made), without any interest on such payment or property.

ARTICLE VIII  - EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1      ASSUMPTION OR REJECTION OF
                  EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
                  ----------------------------------------

         Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all Executory Contracts and unexpired leases (including any equipment leases) that exist between the Debtor and any Person shall be deemed assumed by Reorganized Waxman as of the Effective Date, except for any Executory Contract or unexpired lease (a) that has been assumed or rejected (or modified) pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (b) as to which a motion for approval of the rejection of such Executory Contract or unexpired lease has been filed and served prior to the Confirmation Date or (c) that is set forth in
Schedule 8.1 hereto; provided, however, that the Debtor In Possession or Reorganized Waxman reserves the right, on or prior to the Confirmation Date, to amend Schedule 8.1 to delete any Executory Contract or unexpired lease therefrom or add any Executory Contract or unexpired lease thereto, in which event such Executory Contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtor In Possession or Reorganized Waxman shall provide notice of any amendments to Schedule 8.1 to the parties to the Executory Contracts and unexpired leases affected thereby prior to the Confirmation Hearing. The listing of a document on Schedule 8.1 shall not constitute an admission by the Debtor In Possession or Reorganized Waxman that such document constitutes an Executory Contract or an unexpired lease or that the Debtor In Possession or Reorganized Waxman has any liability thereunder.

         8.2      APPROVAL OF ASSUMPTION OR REJECTION OF
                  EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
                  ----------------------------------------

         Entry of the Confirmation Order shall constitute (a) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of all Executory Contracts and unexpired leases that are assumed pursuant to Section 8.1 of the Plan, (b) the extension of time, pursuant to
Section 365(d)(4) of the Bankruptcy Code, within which the Debtor In Possession may assume or reject any unexpired leases through the date of entry of the Confirmation Order or any other order an order approving the assumption or rejection of such unexpired leases, and (c) the approval, pursuant to Sections 365(a) and 1123(b)(2) the Bankruptcy Code, of the rejection of the Executory Contracts and unexpired leases set forth in Schedule 8.1 that are rejected pursuant to Section 8.1 of the Plan.

         8.3      CURE OF DEFAULTS.
                  ----------------

         Except as may otherwise be agreed to by the parties, on the Effective Date, Reorganized Waxman shall cure any and all undisputed defaults under any Executory Contract or unexpired lease assumed pursuant to the Plan in accordance with Section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor In Possession's or Reorganized Waxman's liability with respect thereto, or as may otherwise be agreed to by the parties.

         8.4 BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO ANY REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
                  -------------------------------------------------

         Claims arising out of the rejection of an Executory Contract or unexpired lease pursuant to this Article VIII must be filed with the Bankruptcy Court and served upon the attorneys for the Debtor In Possession (or Reorganized Waxman) in accordance with Section 14.9 hereof no later than thirty (30) days after service of the notice of entry of an order (which may be the Confirmation Order) approving the rejection of such Executory Contract or unexpired lease. Any Claims not filed within such time shall be forever barred from assertion against the Debtor, its estate, Reorganized Waxman and/or its property or assets. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts and unexpired leases shall be treated as Unsecured Claims under the Plan and shall be subject to any objections, limitations and reductions available under the Bankruptcy Code or other applicable law.

         8.5      INSURANCE POLICIES.
                  ------------------

         Each of the Debtor's insurance policies and any agreements, documents or instruments relating thereto shall be treated as Executory Contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with the treatment provided under Article III of the Plan. Nothing contained in this Section 8.5 shall constitute or be deemed a waiver of any claim, right or Cause of Action that the Debtor or Debtor In Possession may hold against the insurer under any policy of insurance, or against the holder of a Claim covered by insurance policies.

         8.6      INDEMNIFICATION OBLIGATIONS.
                  ---------------------------

         For purposes of the Plan, the obligations of the Debtor In Possession (or Reorganized Waxman) to defend, indemnify, reimburse or limit the liability of any current and former directors, officers or employees who were directors, officers or employees, respectively, before, on or after the Petition Date against any claims or obligations pursuant to the Debtor's certificate of incorporation or by-laws, applicable state law or any specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Petition Date.

         8.7      COMPENSATION AND BENEFIT PROGRAMS.
                  ---------------------------------

         Except as provided in Section 8.1 of the Plan and unless otherwise modified, terminated or rejected on or before the Effective Date, all employment, consulting and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtor In Possession applicable to its directors, officers, employees, consultants or independent contractors, including, without limitation, all savings plan, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans shall be deemed to be Executory Contracts under the Plan and are hereby assumed pursuant to Sections365(a) and 1123(b)(2) of the Bankruptcy Code.

         8.8      RETIREE BENEFITS.
                  ----------------

         Notwithstanding any other provisions of the Plan, any payments that are due to any individual for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor In Possession prior to the Petition Date shall be continued for the duration of the period the Debtor In Possession has obligated itself to provide such benefits.

ARTICLE IX  - RELEASES, WAIVERS AND EXCULPATION

         9.1 Except as otherwise expressly stated in the Plan, on the Effective Date, the Debtor, Reorganized Waxman (on its own behalf and as the representative of the Bankruptcy Estate), the Bondholders' Committee, the Creditors' Committee and each Deferred Coupon Note Record Holder, in consideration of services rendered in the Chapter 11 Case and the distributions provided for hereunder and for other good and valuable consideration, will waive and release, and shall be deemed to have forever waived and released, unconditionally, each and every one of the Released Parties from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or thereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtor (before, on or after the Petition Date), the Debtor In Possession, the financial condition of the Debtor and/or Debtor In Possession, the Barnett Stock Sale, the Chapter 11 Case, the Plan, the Recapitalization Agreement, the Deferred Coupon Notes, or the ownership, management and/or operation of the Debtor.

         9.2 (a) Except as otherwise expressly provided in the Plan, as of the Effective Date, each holder of a Claim against, or Equity Interest in, the Debtor and/or Reorganized Waxman, in consideration of the treatment provided under the Plan, hereby forever waives and releases the Debtor, the Debtor In Possession and all of the Released Parties from claims, obligations, rights, Causes of Action and liabilities, in law, equity or otherwise held directly, indirectly or derivatively by the Debtor, the Debtor In Possession (or any party acting on its behalf or on behalf of the Bankruptcy Estate) or such holder of a Claim or Equity Interest against any of the Released Parties, whether known or unknown, existing or hereafter arising, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, including through the Effective Date, in any way relating to the Debtor (before, on or after the Petition Date), the Debtor In Possession, the financial condition of the Debtor and/or Debtor In Possession, the Barnett Stock Sale, the Chapter 11 Case, the Recapitalization Agreement, the Plan, the Deferred Coupon Notes, or the ownership, management and/or operation of the Debtor.

                  (b) Except as otherwise expressly provided in the Plan, as of the Effective Date, each holder of a Claim against, or Equity Interest in, the Debtor and/or Reorganized Waxman, in consideration of the treatment provided under the Plan, hereby forever waives and releases Congress from claims, obligations, rights, Causes of Action and liabilities, in law, equity or otherwise held directly, or derivatively by the Debtor, the Debtor in Possession (or any party acting on its behalf or on behalf of the Bankruptcy Estate) or such holder of a Claim or Equity Interest against Congress, whether known or unknown, existing or hereafter arising, based in whole or in part on any act or omission or other event occurring prior to the Petition Date.

         9.3 Subject to Section 4.3 and Article V hereof, each of the Debtor, the Debtor In Possession (for itself and for the Bankruptcy Estate), Reorganized Waxman, the Subsidiaries, the Released Parties, the Bondholders' Committee, the Creditors' Committee and each Consenting Bondholder hereby forever waives and releases any and all Causes of Action including, but not limited to, Avoidance Actions that it has or may have against each other in connection with, or arising under, the financial condition of the Debtor and/or Debtor in Possession, the Deferred Coupon Notes, the Indenture, the Recapitalization Agreement, the Barnett Stock Sale, the Chapter 11 Case, the Plan, all documents related to the Plan (including the Disclosure Statement) and all of the representations, negotiations and transactions relating to all of the foregoing.

         9.4      NO LIABILITY FOR SOLICITATION OR PARTICIPATION.
                  ----------------------------------------------

                  (a) Pursuant to Section 1125(e) of the Bankruptcy Code, the Confirmation Order shall provide that all of the Persons who have solicited acceptances or rejections, of the Plan (including the Debtor, the Debtor In Possession, Reorganized Waxman, the Bondholders' Committee, each of the Consenting Bondholders and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees and all of the other Exculpated Persons) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

                  (b) None of the Exculpated Persons shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, the Recapitalization Agreement or any contract, instrument, release or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any holders of Claims or Equity Interests for actions taken or omissions made under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to confirmation of the Plan or to the occurrence of the Effective Date. Further, the Exculpated Persons shall not have or incur any liability to any holder of a Claim or Equity Interest, or to any party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the payments, distributions or property to be distributed under the Plan, except for gross negligence or willful misconduct as determined by a Final Order, and in all respects such Persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. However, nothing contained herein shall release any Exculpated Persons from its respective obligations under the Plan.

         9.5      BINDING EFFECT OF RELEASES.
                  --------------------------

                  (a) The Confirmation Order shall constitute a permanent injunction and order to effectuate and enforce all the waivers and releases granted in this Article IX of the Plan.

                  (b) On the Effective Date, each of the Released Parties and each holder of a Claim and/or Equity Interest shall be deemed to have agreed to each of the provisions of this Plan, including Article IX hereof, and shall be fully bound thereby for all purposes.


ARTICLE X  - GOVERNANCE AND MANAGEMENT OF REORGANIZED WAXMAN

         10.1     GENERAL.
                  -------

         On the Effective Date, the management, control and operation of Reorganized Waxman shall become the responsibility of the Board of Directors of Reorganized Waxman, who shall, thereafter, have the responsibility for the management, control and operation of Reorganized Waxman.

         10.2     DIRECTORS AND OFFICERS OF REORGANIZED WAXMAN.
                  --------------------------------------------

                  (a) Board of Directors. The board of directors of Waxman immediately prior to the Effective Date shall serve as the Board of Directors of Reorganized Waxman on and after the Effective Date. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Waxman or his or her earlier resignation or removal in accordance with the Certificate of Incorporation and By-Laws, as may be amended from time to time.

                  (b) Officers. The officers of Waxman immediately prior to the Effective Date shall serve as the initial officers of Reorganized Waxman on and after the Effective Date. Such officers shall serve in accordance with any applicable employment agreement with Reorganized Waxman, and applicable nonbankruptcy law.

         10.3     EMPLOYEE RETENTION INCENTIVE PLAN.
                  ---------------------------------

                  (a) This Plan and the Confirmation Order shall constitute the authorization and approval of the Bankruptcy Court for the Employee Retention Incentive Plan (the terms of which are summarized in Exhibit B to the Plan) and all of the payments, awards and distributions provided for thereunder to the extent that such authorization and approval has not been granted prior thereto.

                  (b) On the Effective Date, the Debtor and/or Reorganized Waxman shall, and are hereby authorized to, make all distributions of cash required under the Employee Retention Incentive Plan in accordance with the terms thereof. Any and all such payments, awards and distributions (including any payments made after the Petition Date) shall be final and irrevocable.


ARTICLE XI   - CONDITIONS TO CONFIRMATION AND
               EFFECTIVENESS OF THE PLAN

         11.1     CONSUMMATION OF THE PLAN.
                  ------------------------

         The Effective Date of the Plan shall occur in accordance with the provisions of this Article XI of the Plan.

         11.2     CONDITIONS TO THE EFFECTIVE DATE OF THE PLAN.
                  --------------------------------------------

         The Plan shall not become effective and the Effective Date shall not occur unless and until each of the following conditions shall have been either satisfied or waived pursuant to Section 11.3 of the Plan:

                  (a) The Confirmation Order, in form and substance reasonably acceptable to the Debtor In Possession and the Bondholders' Committee, shall have been signed and entered by the Bankruptcy Court, and no stay or injunction shall be in effect with respect thereto;

                  (b) (i) The Barnett Stock Sale shall been consummated, (ii) Waxman USA shall have used the proceeds from the Barnett Stock Sale to satisfy the Senior Note Indebtedness, (iii) Waxman USA shall have established, and transferred the Barnett Stock Proceeds into, the Deferred Coupon Note Payment Fund, and (iv) Waxman USA shall have notified the Debtor In Possession that the funds in the Deferred Coupon Note Payment Fund are available to be applied in accordance with the terms of the Plan;

                  (c) The Confirmation Date shall have occurred on or before January 31, 2001 or such other date agreed to between Waxman and the Bondholders' Committee;

                  (d) No material adverse change shall have occurred in the ability of Waxman or Waxman USA to perform its obligations under the Plan;

                  (e) Neither the Debtor, the Debtor In Possession, Reorganized Waxman or any party acting through, or on behalf of the Bankruptcy Estate or any Creditor shall have commenced any (i) Avoidance Action against any Consenting Bondholder with respect to the Indenture, the Senior Note Indenture, the Senior Notes, the Deferred Coupon Notes or any payments received thereunder, (ii) Avoidance Action or any other Cause of Action against any Exculpated Person or Released Person with respect to the Plan, the Disclosure Statement, the Recapitalization Agreement, the Barnett Stock, the Barnett Stock Sale, the Chapter 11 Case, the Indenture, the Senior Note Indenture, the Senior Notes or the Deferred Coupon Notes, or (iii) Avoidance Action against Congress with respect to the $10.05 million payment received from the Barnett Stock Sale Proceeds;

                  (f) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

                  (g) Congress has not withdrawn its consent pursuant to the Congress Consent Letter;

                  (h) Accrued interest due and owing through June 1, 2000 shall have been paid on account of the Deferred Coupon Notes on consummation of the Barnett Stock Sale; and

                  (i) Waxman shall have executed an agreement in the form and substance reasonably acceptable to Congress ratifying and reaffirming its obligations (as a guarantor and a grantor of Liens) under the Congress Credit Facility.

         11.3     EFFECT OF FAILURE OF CONDITIONS.
                  -------------------------------

         In the event that one or more of the conditions specified in Section
11.2 of the Plan have not occurred or been duly waived by the Debtor In Possession and the Bondholders' Committee before sixty (60) days after the Confirmation Date, upon notification submitted by the Debtor In Possession to the Bankruptcy Court and the Bondholders' Committee, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor, Debtor In Possession and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor In Possession's obligations with respect to all of the Claims and Equity Interests (including the Deferred Coupon Note Claims) shall remain unchanged, and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor In Possession or any other person or to prejudice in any manner the rights of the Debtor In Possession or any Person in any further proceedings involving the Debtor In Possession.

         11.4     WAIVER OF CONDITIONS.
                  --------------------

         Notwithstanding anything contained in Section 11.2 or 11.3 hereof, the Debtor In Possession, together with the Bondholders' Committee, may waive, by a writing signed by an authorized representative of each of the Debtor In Possession and the Bondholders' Committee, and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth in Section 11.2.

ARTICLE XII  - EFFECT OF CONFIRMATION OF PLAN

         12.1     TERM OF BANKRUPTCY INJUNCTION OR STAYS.
                  --------------------------------------

         All injunctions or stays provided for in the Chapter 11 Case under
Section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         12.2     REVESTING OF ASSETS.
                  -------------------

         As of the Effective Date, Reorganized Waxman shall be authorized to operate its business, and may use, acquire and dispose of property and other assets free of any restrictions imposed under the Bankruptcy Code. Except for the Liens that Waxman granted in favor of Congress and as provided in the Plan or the Confirmation Order, as of the Effective Date, all property of the Debtor and Reorganized Waxman shall be free and clear of all Liens, claims, encumbrances and interests of holders of Claims and Equity Interests, and all such Liens, security interests, Claims and Equity Interests shall be extinguished.

         12.3     DISCHARGE OF DEBTOR.
                  -------------------

         Upon confirmation, the Plan shall be binding upon and inure to the benefit of the Debtor and its successors and assigns and the holders of Claims and Equity Interests and their respective successors and assigns, whether or not they voted to accept the Plan. Except as otherwise specifically provided by the Plan, the rights afforded in the Plan and the treatment of all Claims (including Deferred Coupon Note Claims) and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims (including Deferred Coupon Note Claims) and Equity Interests of all and any nature whatsoever, known or unknown, including any interest accrued on or expenses incurred in connection with such Claims from and after the Petition Date, against the Debtor, the Debtor In Possession, the Bankruptcy Estate, any of their assets, properties or interests in property. Except as otherwise provided herein, (a) on the Effective Date, all such Claims (including Deferred Coupon Note Claims) against, and Equity Interests in, the Debtor shall be satisfied, discharged and released in full by the consideration, if any, provided for in the Plan, (b) all Persons shall be precluded from asserting against the Debtor, Reorganized Waxman, their successors, or their assets or properties any other or further Claims (including Deferred Coupon Note Claims) or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date and (c) the rights of any and all holders of the Deferred Coupon Notes with respect to the Deferred Coupon Note Collateral shall be discharged and released.

         12.4     PERMANENT INJUNCTION.
                  --------------------

         Except for the Liens that Waxman granted in favor of Congress and the Claims of Congress and as otherwise expressly provided in the Plan or the Confirmation Order, all Persons and entities who have held, hold or may hold Claims (including Deferred Coupon Note Claims) or Equity Interests in the Debtor shall be permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against Reorganized Waxman with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against Reorganized Waxman on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any lien or encumbrance of any kind against Reorganized Waxman or against the property or interests in property of Reorganized Waxman on account of any such Claim (including the Deferred Coupon Note Claims) or Equity Interest, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or against any property or interests in property of Reorganized Waxman with respect to such Claim (including the Deferred Coupon Note Claims) or Equity Interest. Such injunction shall also exist and continue for the benefit of all successors of the Debtor (including, without limitation, Reorganized Waxman) and its respective properties and interests in property.

         12.5 Setoffs. The Debtor may, but shall not be required to, setoff against any Claim and the payments or distributions to be made pursuant to the Plan any claims, obligations, rights, causes of action and liabilities of any nature that the Debtor may hold against the holder of any Allowed Claim; provided, however that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any of these Claims, obligations, rights, causes of action and liabilities that the Debtor has or may have against the holder.

         12.6 Section 346 Injunction. In accordance with Section 346 of the Bankruptcy Code, for purposes of any state or local law imposing a tax, income will not be realized by the Bankruptcy Estate, the Debtor or Reorganized Waxman by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing, or taking any act to impose, collect or recover in any manner any tax against the Debtor or the Reorganized Waxman arising by reason of the forgiveness or discharge of indebtedness under this Plan.

         12.7 Compliance with Tax Requirements. In connection with this Plan, the Debtor In Possession, Reorganized Waxman, holders of the Deferred Coupon Notes and the Indenture Trustee shall comply with all applicable withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities, and all distributions hereunder shall be subject to those withholding and reporting requirements. Claimants may be required to provide certain tax information as a condition to receiving distributions pursuant to this Plan. Notwithstanding any other provision of this Plan, each Person receiving a distribution pursuant to this Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of that distribution.

         12.8 Discharge of Indenture Trustee. Subsequent to the performance of the Indenture Trustee or its agents of their duties and obligations under the provisions of this Plan and the Confirmation Order, and under the terms of the Indenture, the Indenture Trustee and its agents shall be relieved, discharged and released from all obligations, claims, rights, demands and causes of action associated with or arising from the Indenture. The Confirmation Order shall enjoin from and after the Effective Date the prosecution, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability released or to be released pursuant to this section.

ARTICLE XIII  - RETENTION OF JURISDICTION

         13.1 The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code for, among other things, the following purposes:

                  (a) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

                  (b) To hear and determine pending applications for the assumption, assignment or rejection of Executory Contracts or unexpired leases, if any, pending, and the allowance of Claims resulting therefrom;

                  (c) To hear and determine any timely objections to Administrative Expense Claims, or to proofs of Claims filed, both before and after the Confirmation Date, including without limitation, any objections to the classification of any Claim, and to estimate, allow or disallow any Disputed Claim, in whole or in part;

                  (d) To hear and determine all final applications for compensation and reimbursement of expenses of any Bankruptcy Professional under Sections 330 and 503(b) of the Bankruptcy Code;

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (f) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

                  (g) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (h) To hear and determine any and all adversary proceedings, applications and contested matters;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan and agreements entered into in connection therewith;

                  (j) To recover all assets of the Debtor and property of the Debtor's estate, wherever involved to the extent allowed under the Plan;

                  (k) To hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

                  (l) To hear any other matter not inconsistent with the Bankruptcy Code; and

                  (m) To enter a final decree closing the Chapter 11 Case.

ARTICLE XIV  - MISCELLANEOUS PROVISIONS

         14.1     NON-IMPAIRMENT OF NON-WAXMAN CLAIMS.
                  -----------------------------------

                  Nothing contained in the Plan shall limit, modify or impair any of the rights, claims or Liens of any Person or entity against Waxman USA or any of the other Subsidiaries except to the extent that any such rights, claims and Liens (i) may be asserted against Waxman or (ii) arise under, or secure, indebtedness of Waxman, including, but not limited to, any equipment leases to which any of the Subsidiaries is a party.

         14.2     EXEMPTION FROM TRANSFER TAXES.
                  -----------------------------

         Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         14.3     EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.
                  -----------------------------------------------

         The Debtor, Reorganized Waxman, the Bondholders' Committee, the Creditors' Committee (if any is appointed) and any other party whose cooperation is needed in connection with the Plan, are authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         14.4     TERMINATION OF CREDITORS'
                  COMMITTEE AND BONDHOLDERS' COMMITTEE.
                  ------------------------------------

         If a Creditors' Committee has been appointed in the Chapter 11 Case, the appointment of the Creditors' Committee shall terminate on the Effective Date and the Creditors' Committee shall not be entitled to seek reimbursement for any fees or expenses incurred on or after the Effective Date. The Bondholders' Committee and an official statutory bondholders' committee, if one has been appointed in the Chapter 11 Case, shall terminate on the Effective Date and shall not be entitled to seek reimbursement for any fees or expenses incurred on or after the Effective Date.

         14.5     AMENDMENT OR MODIFICATION OF THE PLAN.
                  -------------------------------------

         Alterations, amendments or modifications of the Plan may be made by the Debtor in accordance with the provisions of the Bankruptcy Code.

         14.6     REVOCATION OR WITHDRAWAL OF THE PLAN.
                  ------------------------------------

         The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

         14.7     BINDING EFFECT.
                  --------------

         Upon the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtor and its successors and assigns (including, without limitation, Reorganized Waxman) and the holders of Claims and Equity Interests and their respective successors and assigns, whether or not they voted to accept the Plan.

         14.8     NO ADMISSION.
                  ------------

         Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtor or Debtor In Possession, with respect to any matter set forth herein, including, without limitation, liability on any claim or the propriety of any Claims classification.

         14.9     NOTICES.
                  -------

         All notices, requests and demands to or upon the Debtor or Reorganized Waxman or the Bondholders' Committee, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           [INTENTIONALLY LEFT BLANK]

If to the Debtor, Debtor In Possession or Reorganized
Waxman to:

Mark W. Wester
Vice President - Finance and Chief Financial Officer
Waxman Industries, Inc.
24460 Aurora Road
Bedford Heights, OH 44146
Telephone: (440) 439-1830
Facsimile:   (440) 439-8678

with copies to:

Scott M. Zimmerman, Esq.
Shalom Jacob, Esq.
Debra Kramer, Esq.
Swidler Berlin Shereff Friedman, LLP
405 Lexington Avenue
New York, NY 10174
Telephone: (212) 973-0111
Facsimile: (212) 891-9598

  -and-

Richard H. Wyron, Esq.
Swidler Berlin Shereff Friedman, LLP
3000 K Street, NW
Suite 300
Washington, D.C.  20037
Telephone: (202) 424-7500
Facsimile: (202) 424-7645

If to the Bondholders' Committee to:

Mr. Kenneth Liang
Oaktree Capital Management, LLC
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Telephone:  (213) 830-6300
Facsimile:   (213) 830-6494
with copies to:

Paul S. Aronzon, Esq.
David Zolkin, Esq.
Scott Gautier, Esq.
Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street - 30th Fl.
Los Angeles, CA 90017
Telephone: (213) 892-4000
Facsimile:  (213) 629-5063

         14.10    GOVERNING LAW.
                  -------------

         Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of law of such jurisdiction, and, where applicable, the General Corporation Law of the State of Delaware.

         14.11    PLAN SUPPLEMENT.
                  ---------------

         Any and all exhibits or schedules not filed with the Plan shall be contained in a Plan supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan supplement upon written request to the Debtor in accordance with Section 14.9 of the Plan.

         14.12    HEADINGS.
                  --------

         Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         14.13    EXHIBITS AND SCHEDULES.
                  ----------------------

         All Exhibits and Schedules to the Plan, including the Plan supplement, are incorporated into and are a part of, the Plan as if set forth in full herein.

Dated: August 31, 2000

WAXMAN INDUSTRIES, INC.,
a Delaware corporation

By:  /S/Mark Wester
     --------------
Name:    Mark Wester
Title:   Vice President-Finance

                         SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                         Attorneys for Waxman Industries, Inc.

                         By: /S/Scott M. Zimmerman
                             ---------------------------
                                  A Member of the Firm

                         Scott M. Zimmerman, Esq.
                         Shalom Jacob, Esq.
                         Debra Kramer, Esq.
                         405 Lexington Avenue
                         New York, New York 10174
                         Tel:     (212) 973-0111
                         Fax:     (212) 891-9598


                         Richard H. Wyron, Esq.
                         3000 K Street N.W., Suite 300
                         Washington, D.C. 20007
                         Tel:     (202) 424-7500
                         Fax:     (212) 424-7647

                         MILBANK, TWEED, HADLEY & McCLOY LLP
                         Attorneys for the Unofficial Bondholders' Committee

                         By:   /S/ Paul S. Aronzon
                               ---------------------------
                                  A Member of the Firm

                         Paul S. Aronzon, Esq.
                         David Zolkin, Esq.
                         Scott Gautier, Esq.
                         601 South Figueroa Street, 30th Floor
                         Los Angeles, California 90017
                         Tel:     (213) 892-4000
                         Fax:     (213) 892-4777

                         [JOINT PLAN OF REORGANIZATION]

                         MORGENS, WATERFALL, VINTIADIS & CO., INC.
                         acting on behalf of various investment advisory clients


                         By:   /S/ Joann Mcniff
                               ---------------------------
                                  Joann McNiff
                         Its:     Authorized Agent

                         10 East 50th Street, 26th Floor
                         New York, New York 10022
                         Tel:     (212) 705-0540
                         Fax:     (212) 838-5540


                         OAKTREE CAPITAL MANAGEMENT, LLC,
                         as agent and on behalf of certain funds and accounts


                         By:   /S/ Bruce Karsh
                               ---------------------------
                                  Bruce Karsh
                         Its:     President


                         By:   /S/ Lowell W. Hill
                               ---------------------------
                                  Lowell W. Hill
                         Its:     Senior Vice-President

                         33 South Ground Avenue, 28th Fl.
                         Los Angeles, California 90071
                         Tel:     (213) 830-6300
                         Fax:     (213) 830-8522

                         [JOINT PLAN OF REORGANIZATION]

                         POST ADVISORY GROUP


                         By:   /S/Carl Goldsmith
                               ---------------------------
                                  Carl Goldsmith
                         Its:     Research Analyst

                         1800 Century Park East, Suite 820
                         Los Angeles, California 90067
                         Tel:     (310) 407-0945
                         Fax:     (310) 407-0951

                         VARDE PARTNERS, INC.


                         By:   /S/ Marcia Page
                               ---------------------------
                                  Marcia Page
                         Its:     Vice President

                         3600 West 80th Street, #425
                         Minneapolis, Minnesota 55431
                         Tel:     (612) 893-1554
                         Fax:     (612) 893-9613

                         [JOINT PLAN OF REORGANIZATION]

                                  SCHEDULE 8.1

             EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED





                                      NONE


                                       -i-